UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2025, Battalion Oil Corporation (the “Company”) received a letter (the “Acceptance Letter”) from NYSE American LLC (the “NYSE American”) notifying the Company that its plan of compliance (the “Plan”) has been accepted. The Plan outlines actions the Company intends to take to regain compliance with the continued listing standards of the NYSE American.

As previously disclosed, the Company received a notice from NYSE American on May 30, 2025, stating that it was not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(i) requires a listed company to maintain stockholders’ equity of at least $2 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) requires stockholders’ equity of at least $4 million if the company has reported such losses in three of its four most recent fiscal years.

The Acceptance Letter grants the Company a compliance period through November 30, 2026 (the “Compliance Deadline”), during which NYSE American staff will monitor the Company’s progress under the Plan. If the Company fails to make progress consistent with the Plan, NYSE American may initiate delisting procedures, regardless of the Company’s listing status at that time.

The Company’s common stock, par value $0.001 per share (the “Common Stock”), will continue to be listed on the NYSE American under the symbol “BATL,” pursuant to an exception, and subject to continued compliance with other applicable listing requirements.

The Company’s current noncompliance does not affect its ongoing business operations or its reporting obligations with the U.S. Securities and Exchange Commission.

The Company is actively evaluating all available options to regain compliance. However, there can be no assurance that the Company will be able to make sufficient progress under the Plan, that NYSE American will find such progress satisfactory, or that the Company will regain compliance by the end of the Compliance Deadline. Additionally, future developments may adversely impact the Company’s ability to meet the continued listing standards of the Company Guide or comply with other NYSE American requirements.

Item 9.01	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on August 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

August 25, 2025	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

3